EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Mohawk Industries, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-130910) on Form S-3 and (No. 333-52070, No. 33-52544, No. 33-67282, No. 33-87998, No. 333-23577, No. 333-74806, and No. 333-91908) on Form S-8, of Mohawk Industries, Inc. of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the annual report on Form 10-K of Mohawk Industries, Inc.

Our report dated March 15, 2006 with respect to the balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of earnings, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005 refers to other auditors.  We did not audit the combined consolidated financial statements of Unilin Flooring BVBA and Unilin Holding Inc. and their subsidiaries (Unilin Group), which financial statements reflect total assets constituting approximately 41 percent and total revenues constituting approximately 3 percent in 2005, of the related consolidated totals.  Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Unilin Group, is based solely on the report of the other auditors.

Our report dated March 15, 2006 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that management excluded from  its assessment of the effectiveness of Mohawk Industries, Inc.'s internal control over financial reporting as of December 31, 2005, Unilin Flooring BVBA and Unilin Holding Inc. and their subsidiaries (Unilin Group), which  businesses were acquired on October 31, 2005. Our audit of internal control over financial reporting of Mohawk Industries, Inc. also excluded an evaluation of the internal control over financial reporting of Unilin Group.

/s/: KPMG
      KPMG

Atlanta, Georgia
March 15, 2006